                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                      TRW
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      TRW
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                                                                 DRAFT 02/03/97A


                                                               [TRW LOGO]










NOTICE OF
1997 ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY
STATEMENT










TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

                                    TRW INC.



================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

================================================================================


         The annual meeting of shareholders of TRW Inc. (the "Company") will be held at the Company's principal executive offices located at 1900 Richmond Road, Lyndhurst, Ohio, on Wednesday, April 30, 1997, at 8:30 a.m., to consider and act upon:

         (1)  the election of five Directors for terms ending in the year 2000;

         (2) a proposal to amend the Company's Amended Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock;

         (3)  a proposal to approve the 1997 TRW Long-Term Incentive Plan;

         (4) the ratification of the Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997; and

         (5)  such other matters as properly may be brought before the meeting.

         Holders of the Company's Common Stock and Serial Preference Stock II of record at the close of business on February 14, 1997 are entitled to notice of and to vote at the annual meeting.




                                                              Martin A. Coyle
                                                                  Secretary





March __, 1997

--------------------------------------------------------------------------------
Your vote is important. If you do not expect to attend the annual meeting of shareholders, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return promptly the enclosed proxy in the return envelope provided.
--------------------------------------------------------------------------------

TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124



                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 30, 1997



         The Directors of the Company request the accompanying proxy from holders of the Company's Common Stock ("TRW Common") and Serial Preference Stock II in connection with the annual meeting of shareholders of the Company to be held at 8:30 a.m. on April 30, 1997. The distribution of proxy materials is expected to commence on March __, 1997.

         Shares represented by properly executed proxies will be voted in accordance with the instructions marked on the proxy. It is not anticipated that any matters, other than those set forth in the Notice of Annual Meeting of Shareholders, will be brought before the meeting. It is intended that shares represented by properly executed proxies, in the absence of instructions to the contrary, will be voted for the election of the nominees named in this proxy statement, for the amendment to the Company's Amended Articles of Incorporation to increase the authorized number of shares of TRW Common, for the approval of the 1997 TRW Long-Term Incentive Plan, and for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. Abstentions and broker non-votes will be counted in determining votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal. The accompanying proxy also provides that the persons authorized by the proxy may, in the absence of instructions to the contrary, vote or act in accordance with their judgment on any other matter presented for action at the meeting.


                              ELECTION OF DIRECTORS

         At the annual meeting of shareholders, five Directors are to be elected for terms ending in the year 2000. J. T. Gorman, P. S. Hellman, K. N. Horn, W.
S. Kiser and L. M. Martin, all of whom are currently serving as Directors, have been nominated for election at this annual meeting.

         As a result of action taken by the Directors pursuant to the Company's Regulations, if any Director retires, resigns, dies or otherwise is unable to serve, the number of Directors of the Company will be fixed at the number of remaining Directors, provided that the number of Directors cannot be fixed at fewer than 12. If for any reason the number of Directors to be elected at this annual meeting should be reduced, or any nominee for election at this annual meeting should be unable to serve, shares represented by properly executed proxies, in the absence of instructions to the contrary, will be voted for the election of the nominees who remain able to serve and for such other person or persons, if any, who are nominated by the Directors. In no event, however, will the proxies be voted for more than five nominees. The five nominees receiving the greatest number of votes will be elected.

         Set forth below is certain biographical information regarding the five nominees for election and the other continuing Directors of the Company with unexpired terms of office.


                                        MICHAEL H. ARMACOST, age 59, has been
                                        President of the Brookings Institution
                                        since October 1995. He served as a
                                        distinguished fellow and visiting
                                        professor at the Asia/Pacific Research
                                        Center of Stanford University from 1993
                                        to 1995. Mr. Armacost was U.S.
                                        Ambassador to Japan from 1989 to 1993.
                                        He was first elected a Director of the
                                        Company in 1993, and his current term
                                        expires in 1998. Mr. Armacost also is a
                                        director of American Family Life
                                        Assurance Company, Applied Materials,
                                        Inc. and Cargill, Incorporated.


                                        MARTIN FELDSTEIN, age 57, has been
                                        Professor of Economics at Harvard
                                        University since 1967. Dr. Feldstein
                                        also is President and Chief Executive
                                        Officer of the National Bureau of
                                        Economic Research, a position he held
                                        from 1977 to 1982 and from July 1984
                                        until the present. He was elected a
                                        Director of the Company in 1981,
                                        resigned his position upon joining the
                                        government in August 1982 and was again
                                        elected a Director of the Company in
                                        July 1984. His current term expires in
                                        1999. Dr. Feldstein also is a director
                                        of American International Group, Inc.
                                        and J. P. Morgan & Co. Incorporated.


                                        ROBERT M. GATES, age 53, is a
                                        consultant, author and lecturer. From
                                        1991 to 1993, he served as Director of
                                        Central Intelligence for the United
                                        States. He served as Assistant to the
                                        President of the United States and
                                        Deputy National Security Advisor from
                                        1989 to 1991. He was elected a Director
                                        of the Company in 1994, and his current
                                        term expires in 1999. Dr. Gates also is
                                        a director of The Charles Stark Draper
                                        Laboratory, Inc., LucasVarity plc, and
                                        NACCO Industries, Inc.; a trustee of
                                        Fidelity Investments; a consultant to
                                        Koch Industries and Placer Dome Inc.;
                                        and a senior advisor to The Mitchell
                                        Group.


                                      1 JOSEPH T. GORMAN, age 59, has been
                                        Chairman of the Board and Chief
                                        Executive Officer of the Company since
                                        1988. Mr. Gorman also served as
                                        President of the Company from 1985 to
                                        1991 and as Chief Operating Officer of
                                        the Company from 1985 to 1988. He was
                                        first elected a Director of the Company
                                        in 1984, and his current term expires at this annual meeting. Mr. Gorman also is a director of Aluminum Company of America and The Procter & Gamble Company.

---------------
[1] Nominee for election at this annual meeting.

                                        CARL H. HAHN, age 70, served as
                                        Chairman of the Board of Volkswagen AG
                                        from 1981 until his retirement at the
                                        end of 1992. He was first elected a
                                        Director of the Company in 1993, and
                                        his current term expires in 1998. Dr.
                                        Hahn is a director PACCAR Inc. He also
                                        serves as a member of the supervisory
                                        boards of a number of major European
                                        companies, including DAF, Thyssen AG and Volkswagen AG.


                                        GEORGE H. HEILMEIER, age 60, has served
                                        as Chairman and Chief Executive Officer
                                        of Bell Communications Research Inc.
                                        (Bellcore) since the beginning of this
                                        year. He served as President and Chief
                                        Executive Officer of Bellcore from 1991
                                        to the end of 1996. Dr. Heilmeier was
                                        first elected a Director of the Company
                                        in 1992, and his current term expires in 1998. Dr. Heilmeier also is a director of Automatic Data Processing, Inc. and Compaq Computer Corporation and a trustee of The MITRE Corporation.


                                      1 PETER S. HELLMAN, age 47, has been
                                        President and Chief Operating Officer of the Company since 1995. He was Executive Vice President and Assistant President of the Company from 1994 to 1995. Mr. Hellman also served as Executive Vice President and Chief Financial Officer of the Company from 1991 to 1994. He was first elected a Director of the Company in 1995, and his current term expires at this annual meeting. Mr. Hellman also is a director of Arkwright Mutual Insurance Company.


                                      1 KAREN N. HORN, age 53, has served as
                                        Senior Managing Director and Head of
                                        International Private Banking of Bankers
                                        Trust New York Corporation since 1996.
                                        She was Chairman of Bank One, Cleveland,
                                        N.A. from 1987 to 1996 and also served
                                        as Chief Executive Officer of Bank One
                                        from 1987 to 1995. Mrs. Horn was first
                                        elected a Director of the Company in
                                        1990, and her current term expires at
                                        this annual meeting. She also is a
                                        director of The British Petroleum
                                        Company p.l.c., Eli Lilly and Company
                                        and Rubbermaid Incorporated.


                                        E. BRADLEY JONES, age 69, served as
                                        Chairman and Chief Executive Officer of
                                        Republic Steel Corporation and its
                                        successor LTV Steel Company from 1982
                                        until his retirement in 1984. He was
                                        first elected a Director of the Company
                                        in 1982, and his current term expires in 1999. Mr. Jones also is a director of Birmingham Steel Corporation,
                                        Cleveland-Cliffs Inc., Consolidated Rail
                                        Corporation and RPM, Inc. and a trustee
                                        of First Union Real Estate Equity and
                                        Mortgage Investments and Fidelity Funds.


---------------
[1] Nominee for election at this annual meeting.

                                      1 WILLIAM S. KISER, age 69, has been Vice
                                        Chairman and Chief Medical Officer of
                                        Primary Health Systems, Inc. since 1994.
                                        He served as medical director of
                                        American Health Care Management, Inc.
                                        from 1992 to 1994. Dr. Kiser was first
                                        elected a Director of the Company in
                                        1985, and his current term expires at
                                        this annual meeting. He also is a
                                        director of Positron Corporation and a
                                        trustee and an officer of the American
                                        Foundation of Urologic Diseases.


                                        DAVID BAKER LEWIS, age 52, has been
                                        Chairman of the Board of Lewis, Clay &
                                        Munday, a Detroit law firm, since 1982.
                                        He was first elected a Director of the
                                        Company in 1995, and his current term
                                        expires in 1999. Mr. Lewis also is a
                                        director of Comerica Bank, Consolidated
                                        Rail Corporation and LG&E Energy
                                        Corporation.


                                        JAMES T. LYNN, age 70, has been senior
                                        advisor to Lazard Freres & Co. LLC,
                                        investment bankers, since November 1992.
                                        He served as Chairman of the Board and
                                        Chief Executive Officer of Aetna Life
                                        and Casualty Company from 1984 until his retirement in 1992. He was first elected a Director of the Company in 1993, and his current term expires in 1999. Mr. Lynn also is a director of Pfizer Inc.


                                      1 LYNN M. MARTIN, age 57, has chaired
                                        Deloitte & Touche's Council on the
                                        Advancement of Women and has served as
                                        an advisor to the firm since 1993. She
                                        also has held the Davee chair at the J.
                                        L. Kellogg Graduate School of
                                        Management, Northwestern University,
                                        since 1993. Ms. Martin served as U.S.
                                        Secretary of Labor from 1991 to 1993.
                                        She was first elected a Director of the
                                        Company in 1995, and her current term
                                        expires at this annual meeting. Ms.
                                        Martin also is a director of Ameritech
                                        Corporation, Dreyfus Funds, Harcourt
                                        General, Inc., The Procter & Gamble
                                        Company and Ryder System, Inc.


                                        JOHN D. ONG, age 63, has been Chairman
                                        of the Board of The BFGoodrich Company
                                        since July 1979. He was also Chief
                                        Executive Officer of BFGoodrich from
                                        July 1979 to year-end 1996. He
                                        was first elected a Director of the
                                        Company in 1995, and his current term
                                        expires in 1998. Mr. Ong also is a
                                        director of Ameritech Corporation,
                                        ASARCO, Inc., Cooper Industries, The
                                        Geon Company and The Kroger Company.


---------------
[1] Nominee for election at this annual meeting.

                                        RICHARD W. POGUE, age 68, has served as
                                        senior advisor to Dix & Eaton, a public
                                        relations firm, since 1994. He was
                                        senior partner at the law firm of Jones, Day, Reavis & Pogue from 1993 to 1994 and managing partner of that firm from 1984 to 1992. He was first elected a Director of the Company in 1994, and his current term expires in 1998. Mr. Pogue also is a director of Continental Airlines, Inc., Derlan Industries Limited, M. A. Hanna Company, KeyCorp, OHM Corporation and Redland PLC.


DIRECTOR COMMITTEES AND MEETINGS

         The Company has six committees of the Directors.

         The Audit Committee (currently consisting of Directors Jones [Chair], Armacost, Gates and Horn) reviews matters relating to the Company's financial statements, its internal audit program, its system of internal accounting controls and the services of the independent auditors. The Committee meets with the internal auditors as well as the independent auditors, without management present, several times a year. The Audit Committee also recommends to the Directors the appointment of the independent auditors. This Committee met four times during 1996.

         The Compensation and Stock Option Committee (currently consisting of Directors Kiser [Chair], Feldstein, Hahn, Horn, Lewis and Ong) determines the compensation of the Company's executive officers, approves any compensation arrangements with a Director who is not employed by the Company, other than for services as a Director, and approves any compensation or benefit plans that are not generally applicable to salaried employees and that involve executive officers. This Committee met four times during 1996.

         The Executive Committee (currently consisting of Directors Gorman [Chair], Hellman, Jones and Kiser, with Mrs. Horn serving as an alternate member) meets during the intervals between meetings of the Directors to consider matters that may require action prior to the next Directors' meeting, or to comply with or permit certification of certain recurring technical or legal requirements. The Executive Committee has all the authority of the Directors, other than the authority to fill vacancies among the Directors or in any committee of the Directors. This Committee did not meet during 1996.

         The Nominating Committee (currently consisting of Directors Horn [Chair], Hahn, Heilmeier, Jones, Lynn, Martin and Pogue) recommends to the Directors nominees for election as Directors of the Company, establishes the criteria for selection of nominees, and evaluates all candidates. The Nominating Committee considers all candidates submitted by interested persons, including Directors and shareholders of the Company. The name of any recommended candidate for Director, together with a brief biographical sketch, should be sent to the attention of the Secretary of the Company. A document indicating the candidate's willingness to serve, if elected, should also accompany the recommendation. This Committee met once during 1996.

         The Public Policy Committee (currently consisting of Directors Heilmeier [Chair], Gates, Hahn, Martin and Pogue) reviews and makes recommendations on various Company policies and programs concerning the Company's relationships with employees, customers, shareholders, governments at all levels, local communities and the general public. This Committee met twice during 1996.

         The Retirement Funding Committee (currently consisting of Directors Feldstein [Chair], Armacost, Kiser, Lewis, Lynn and Ong) reviews the activities of the Company with respect to the funding policies for, and the administration and operation of, the Company's various funded domestic and foreign employee benefit plans and the performance of investment managers and trustees appointed for these plans. This Committee met once during 1996.

         The Directors of the Company met five times during 1996. Each incumbent Director attended 75 percent or more of the aggregate number of meetings of Directors and meetings of committees on which he or she served.

OWNERSHIP OF SHARES

         The table below sets forth the number of the Company's outstanding equity securities beneficially owned on March 1, 1997 and the number of option shares exercisable within 60 days of March 1 by (i) the Directors, including the nominees for election at the annual meeting; (ii) the Chief Executive Officer and the other four highest-paid executive officers; and (iii) all Directors and executive officers as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares beneficially owned, as shown in the table below, are held either by the individual alone or by the individual and his or her spouse.

                                                                  Number of Shares of TRW Common
                                                           ----------------------------------------------
                                                                Shares                      Beneficial
                                                             Beneficially                   Shares Not
                                                              Owned (1)                     Owned (2)
                                                           -----------------             -----------------
             M. H. Armacost                                       2,400                               0
             M. A. Coyle                                         19,305                         198,378
             M. Feldstein                                         2,854                               0
             R. M. Gates                                          1,425                               0
             J. T. Gorman                                       138,654(3)                      797,223
             C. H. Hahn                                           2,900                               0
             T. W. Hannemann                                     46,581                         144,000
             G. H. Heilmeier                                      3,507                               0
             P. S. Hellman                                       52,564                         199,329
             K. N. Horn                                           3,000                               0
             E. B. Jones                                          4,000                               0
             W. S. Kiser                                          6,500                               0
             H. V. Knicely                                       25,127                         190,000
             D. B. Lewis                                          1,500                               0
             J. T. Lynn                                           2,600                               0
             L. M. Martin                                         2,600                               0
             J. D. Ong                                            1,000                               0
             R. W. Pogue                                          6,233                               0
             All Directors  and  executive  officers
             as a group                                         444,355                       2,089,823

----------------------

(1) Includes shares of TRW Common held in The TRW Employee Stock Ownership and Stock Savings Plan and other similar nonqualified plans.

(2) In accordance with the rules of the Securities and Exchange Commission, this column sets forth the number of shares that may be acquired within 60 days of March 1, 1997, upon exercise of stock options granted by the Company.

(3) This number does not include 2,342 shares of TRW Common, held by an immediate family member, of which J. T. Gorman disclaims beneficial ownership.

DIRECTOR COMPENSATION

         General. An officer of the Company who also serves as a Director does not receive any additional compensation for serving as a Director or as a member or chair of a committee.

         1997 Director Compensation Restructuring. Pursuant to action taken by the Directors at their February 1997 meeting, a comprehensive restructuring of Director compensation was approved. The restructuring is based on the premises that (i) a significant portion of Directors' compensation should be aligned with creating and sustaining shareholder value, (ii) Directors should hold a significant number of shares of TRW Common, and (iii) the total compensation plan should be structured to attract and retain a diverse and truly superior Board of Directors.

         Accordingly, the new compensation package for non-employee Directors of the Company is comprised of the following components, to be effective July 1, 1997. All non-employee Directors of the Company will receive a retainer fee at the rate of $70,000 a year, at least 50 percent of which must be deferred in shares of TRW Common. Directors who serve as chairs of the Audit and Compensation and Stock Option Committees will continue to receive an additional annual retainer fee of $5,000. Directors who serve as chair of any other committee will continue to receive an additional annual retainer fee of $3,000. No meeting fees will be paid to the Directors. To ensure the design integrity of the restructured compensation package, the Directors adopted a new deferred compensation plan that not only mandates the deferral of at least 50 percent of each Director's total compensation in TRW Common but also allows additional deferrals in a choice of investment alternatives. The TRW Inc. Stock Plan for Non-Employee Directors will be terminated, thus eliminating the annual grant of 250 shares of TRW Common (pre-split). It is anticipated that each non-employee Director will receive annually an option to purchase 1,500 shares of TRW Common. These options will be granted under the 1997 TRW Long-Term Incentive Plan, assuming shareholder approval of the Plan. Finally, the pension plan for non-employee Directors will be frozen as of June 30, 1997, and no future benefits will accrue under the plan.

         1996 Director Compensation. During 1996, all non-employee Directors received a retainer fee at the rate of $30,000 per year. Directors who served as chairs of the Audit and Compensation and Stock Option Committees received an additional annual retainer fee of $5,000. Directors who served as chair of any other committee received an additional annual retainer fee of $3,000. Directors also received a fee of $1,050 for each meeting of the Directors and each meeting of a committee of the Directors attended. On August 1, 1996, each non-employee Director received, as part of his or her compensation, a grant of 250 shares of TRW Common (pre-split), pursuant to the TRW Inc. Stock Plan for Non-Employee Directors. Such grant was made at a per share value of $90.625 (pre-split) on the date of grant. A deferred compensation plan permitted non-employee Directors to defer payment of all or any part of their cash retainer and meeting fees until the Director ceased to serve as a Director, the Director reached an age when Social Security earnings limits no longer applied, or for a specified period of time of at least two years. The Company maintained a pension plan for non-employee Directors that provided an annuity equal to 100 percent of the Director's most recent annual retainer fee plus the value of the shares distributed to the Director as of the August 1 distribution immediately prior to his or her termination of service as a Director.


 PROPOSED AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION TO INCREASE THE
     AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

         The Directors unanimously recommend that Article Fourth of the Company's Amended Articles of Incorporation be amended to increase the authorized number of shares of TRW Common from 250,000,000 shares to 500,000,000 shares. The Articles currently provide that the Company is authorized to issue three classes of stock: 250,000,000 shares of Common Stock, par value $0.625 per share, and 5,000,000 shares of Serial Preference Stock II and 99,536 shares of Serial Preference Stock, without par value. No change will be made to the number of authorized shares of Serial Preference Stock.

         The Amendment would replace Article Fourth with the following language:

                      "Fourth: The number of shares which the Corporation is
                  authorized to have outstanding is 505,099,536, which shall be classified as follows:

                      99,536 shares of Serial Preference Stock without par value
                  (hereinafter called "Serial Preference Stock");

                      5,000,000 shares of Serial Preference Stock II without par value (hereinafter called "Serial Preference Stock II"); and

                      500,000,000 shares of Common Stock of the par value of
                  $0.625 each (hereinafter called "Common Stock")."

         As of [December 31, 1996], of the 250,000,000 shares of TRW Common currently authorized, [126,483,890] shares were issued and outstanding, [1,051,981] shares were reserved for issuance in connection with the conversion of shares of Serial Preference Stock, and [8,178,135] shares were reserved for issuance in connection with the Company's employee and Director stock-based compensation plans, including the proposed 1997 TRW Long-Term Incentive Plan. [Note: Bracketed figures will be updated through a date just prior to the mailing of the proxy statement.]

         On October 23, 1996, the Directors announced a two-for-one stock split, effected in the form of a stock dividend. This dividend, payable to all existing shareholders of record at the close of business on November 8, 1996, resulted in the issuance of an additional 66,652,109 shares of TRW Common.

         The Directors have determined that the number of authorized shares of TRW Common should be increased to make additional shares available for issuance from time to time for stock dividends or stock splits, equity financing, acquisitions, equity compensation plans and other corporate purposes. The Directors have no present agreement, understanding or plan to issue any of the additional shares for which approval is sought. If the amendment is approved by the shareholders, the Directors will have authority to issue the additional authorized shares of TRW Common without first seeking or obtaining further shareholder approval, except as may be required by applicable law or the rules of any stock exchange on which the Company's shares may be listed, such as the New York Stock Exchange.

         The additional TRW Common to be authorized would have rights identical to the current outstanding TRW Common. Approval of the amendment by the shareholders will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, they would decrease the existing shareholders' relative percentage equity ownership and, depending on the price at which the shares are issued, could be dilutive to the existing shareholders. The holders of TRW Common have no preemptive rights, which means that the shareholders do not have a prior right to purchase any newly-issued shares of capital stock of the Company in order to maintain their proportionate ownership interest.

         Although the increase in authorized TRW Common will not have an immediate effect on the rights of existing shareholders, under certain circumstances, an increase in the authorized number of shares of a company's capital stock can provide management with a means of preventing or discouraging an unsolicited change of control of the company. Shares of authorized but unissued capital stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change of control more difficult and, therefore, less likely, as the additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of a company. The Directors have no present intention of using the additional shares for such purpose, and are unaware of any existing plan or action that could result in a change of control of the Company.

VOTE REQUIRED

         Approval of the amendment will require the affirmative vote of the holders of two-thirds of the voting power of the Company.

         THE DIRECTORS RECOMMEND A VOTE FOR THE ADOPTION OF THIS PROPOSAL. PROXIES SOLICITED BY THE DIRECTORS WILL BE VOTED FOR THIS PROPOSAL, UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.


                APPROVAL OF THE 1997 TRW LONG-TERM INCENTIVE PLAN

INTRODUCTION

         The Directors have adopted, subject to shareholder approval, the 1997 TRW Long-Term Incentive Plan (the "Plan"). In 1994, the shareholders approved the 1994 TRW Long-Term Incentive Plan for the purpose of enhancing the long-term profitability of the Company. The Directors believe that the 1994 TRW Long-Term Incentive Plan has been instrumental in producing the very strong financial performance achieved by the Company. The Company's total return to shareholders over the past several years has outperformed the results of the S&P 500 and those of its peer group, as reflected in the Performance Graph on page __.

         The Company expects to continue its practice of making stock awards a significant part of the total compensation program for a broad group of employees. As part of a comprehensive restructuring of Director compensation, designed to ensure that at least 50 percent of total compensation is delivered in stock, annual grants of stock options will be made to the Directors from the Plan. In connection with this restructuring, the Directors intend to discontinue all future contributions to the TRW Directors' Pension Plan.

         The Plan will offer incentives to attract, retain and reward individuals of the highest caliber as employees and Directors of the Company. The Directors believe that the Plan also will focus the employees and the Directors on the long-term goals of the Company, and further align their interests with those of the shareholders.

         A summary of the essential features of the Plan is provided below, but is qualified by the full text of the Plan, which is included in this proxy statement as Exhibit A.

GENERAL

         Participants. All employees of the Company, or of any subsidiary or affiliate of the Company, and all Directors of the Company, will be eligible participants ("Participant(s)") under the Plan. The benefits that will be received under the Plan, or that would have been received under the Plan in 1996 if the Plan had then been in effect, by the executive officers named in the Summary Compensation Table or by all executive officers as a group are not currently determinable; however, it is anticipated that, in 1997, each non-employee Director of the Company will receive an option to acquire 1,500 shares under the Plan.

         Share Limitations. The number of shares of TRW Common that may be issued by the Company in payment and upon exercise of grants will not exceed _____ [4.99% of the outstanding shares as of the record date for the annual meeting], subject to adjustments in the event of certain changes to the Company's capital structure. While it is expected that, when available, treasury shares will be used, the shares delivered under the Plan may be unissued shares or treasury shares. Shares issued pursuant to a grant that are forfeited, surrendered, or canceled without the delivery of shares will again be available for grant.

         The maximum number of shares underlying options or stock appreciation rights that may be granted to an individual participant during any calendar year period is 500,000, except that the balance of unused shares in any year will be added to this limitation in subsequent years. The maximum number of shares that may be issued upon exercise of incentive stock options is 500,000. In addition, not more than 2,000,000 shares underlying "Other Stock-Based Grants" may be granted to all Participants during the term of the Plan, and not more than 500,000 shares underlying "Other Stock-Based Grants" may be granted to an individual Participant during any performance period of not more than five years.

         As of February __, 1997, an aggregate of _________ shares of TRW Common remained available for future issuance, and _________ shares of TRW Common were subject to outstanding and unexercised options under the Company's stock option and long-term incentive plans, previously approved by shareholders. Options or other issuances outstanding or available for issuance under previous plans will not be affected by the adoption of the Plan.

         The March __, 1997 closing price of a share of TRW Common on the New York Stock Exchange consolidated tape was $____.

         Administration. The Plan will be administered by a Committee of at least three Directors (the "Committee"), appointed by the Directors from among their members. The Committee's decisions and interpretations with respect to the Plan shall be final and conclusive. Grants may be made under the Plan with such terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee. The Committee has wide discretion and flexibility to administer the Plan in the manner it determines is in the best interests of the Company. For example: (i) grants may be made in various combinations and subject to various conditions, restrictions and limitations; (ii) the terms and conditions of grants need not be the same with respect to each Participant; (iii) the Committee may provide for the effect on grants of a Participant's death, disability, retirement or termination of employment; and (iv) the Committee may provide for the acceleration of grants in the event of a change of control of the Company. These examples are for illustrative purposes only and do not purport to constitute an exclusive or comprehensive identification of the manner in which the Committee may exercise its broad authority in administering the Plan.

TYPES OF AWARDS

         Stock Options. The Company may grant both tax-qualified incentive stock options and nonqualified stock options under the Plan. The Plan requires that the purchase price per share not be less than the fair market value of a share of TRW Common on the date the option is granted. Options will be exercisable at such time or times as determined by the Committee. Options granted as incentive stock options must also meet requirements of the Internal Revenue Code of 1986, as amended (the "Code").

         The Committee may provide for the transfer, without payment of consideration, of an option by an optionee to a member of the optionee's immediate family or to a trust or partnership whose beneficiaries are members of the optionee's immediate family. In such case, the option will be exercisable only by such transferee.

         It is anticipated that the non-employee Directors of the Company will receive annual grants of stock options on the first business date after each annual meeting. If the Plan is approved by shareholders, the non-employee Directors will receive grants of options to purchase 1,500 shares.

         Payment of the purchase price of the options may be made in cash, shares or other securities or other property, or any combination thereof as determined by the Committee. Options may provide for related stock appreciation rights. If an option or any portion thereof is exercised, the shares issued upon exercise will not be available for future grants.

         Stock Appreciation Rights. Stock appreciation rights related to a stock option (i.e., tandem stock appreciation rights) may be granted either at the time of the option grant, or thereafter during the term of the option, at an exercise price generally equal to the fair market value of a share of TRW Common on the date of grant. In addition, stock appreciation rights may be granted separate and apart from the grant of an option (i.e., freestanding stock appreciation rights). Tandem stock appreciation rights permit a Participant, upon exercise of such rights and surrender of the related option to the extent of an equivalent number of shares, to receive payment equivalent to the difference between the fair market value (on the date of exercise) of the portion of the option so surrendered and the fair market value of such shares on the date of grant. Freestanding stock appreciation rights entitle the Participant, upon exercise of such rights, to receive payment equal to the difference between the fair market value (on the date of exercise) of all or part of a designated number of shares and the fair market value of such shares on the date of grant. Such payment may be made in shares (valued on the basis of the fair market value of the shares on the date of exercise of the stock appreciation right), or in cash, or partly in cash and partly in shares, as the Committee may determine.

         Other Stock-Based Grants. Under the Plan, the Committee may also, at its discretion, make the awards of stock valued in whole or in part by reference to, or based upon, TRW Common, including shares valued by reference to the performance of a subsidiary or affiliate of the Company. Other Stock-Based Grants made to any officer of the Company will be made only to the extent that they have performance-related criteria to payout. All other terms and conditions of such grants will be determined by the Committee and may include the right to receive, either currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award.

         The performance criteria will be established by the Committee not later than 90 days after commencement of the performance period relating to a specific award intended to comply with Section 162(m) of the Code. Performance goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate pre-established measures of individual performance. The criteria used in establishing performance goals may, at the discretion of the Committee, include one or any combination of the following:
(i) return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in either absolute dollars, earnings per share, or increases of the same; (iii) a formula based on return on assets employed less the cost of capital multiplied by average assets employed; (iv) sales; (v) stock price; (vi) cash flow; or (vii) similar financial measures. The performance goals established by the Committee will include a threshold level of performance below which no award will be payable and a maximum award opportunity for each Participant. Attainment of the performance goals will be determined in accordance with generally-accepted accounting principles and certified in writing by the Committee prior to payment.

         The Committee may, in its sole discretion, reduce the performance results upon which awards are based under the Plan to offset any unintended result arising from events not anticipated when the performance goals were established. In addition, notwithstanding the attainment of performance goals for the Company as a whole, awards for an individual Participant may be denied or adjusted downward by the Committee in its sole discretion and judgment, based on its assessment of the Participant's performance.

         The Committee may make adjustments in the method of calculating attainment of the performance goals in recognition of: (i) extraordinary or non-recurring items; (ii) changes in the tax laws; (iii) changes in generally-accepted accounting principles or accounting policies; (iv) charges related to restructured or discontinued operations; (v) restatement of prior period financial results; and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Section 162(m) of the Code specifies that compensation paid in excess of $1 million annually to certain executive officers is not deductible by the Company for federal income tax purposes, unless certain exceptions apply. One exception provides for the deductibility of performance-based compensation, which has been approved by shareholders. Shareholder approval of the Plan will constitute the shareholder approval required for the federal corporate tax deductibility of grants under the Plan for Section 162(m) purposes.

         Under the Code, a Participant receiving a stock option does not realize income upon the grant of the option. However, a Participant will realize income at the time of exercise (except for options that are incentive stock options) in the amount of the difference between the option price and the fair market value on the date of exercise. Under the Code, the Company is entitled to a deduction equal to the amount of such income, at the time such income is realized by the Participant. In the case of incentive stock options, although no income is realized upon exercise and the Company is not entitled to a deduction, the difference between the fair market value on the date of exercise and the exercise price is treated by the Participant as an item of tax preference for alternative minimum tax purposes. If the Participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt (and within two years after the grant of the option), gain or loss realized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition, the Participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the amount of such income.

         In the case of freestanding stock appreciation rights or tandem stock appreciation rights, the Participant will not realize any income at the time of grant. Upon the exercise of either a tandem stock appreciation right or a freestanding stock appreciation right, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary income to the Participant. The Company will be entitled to a deduction in the amount of such income at the time of exercise.

         The Participant must recognize ordinary income equal to the fair market value of the shares received upon payout of "Other Stock-Based Grants," less any amount paid by the Participant, at the first time the shares become transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in the same amount and at the same time as the Participant realizes income.

         Grants made under the Plan are subject to applicable tax withholding by the Company, which may, to the extent permitted by the Committee, be satisfied by the withholding of shares deliverable under the Plan.

AMENDMENT

         The Committee may amend, suspend or terminate the Plan at any time, except that no such action by the Committee may impair the rights of any Participant without his or her consent, no amendment will be made without shareholder approval, to the extent such approval is required by legal or regulatory requirements, and no amendment will increase the maximum number of shares that may be issued under the Plan.

VOTE REQUIRED

         Approval of the Plan will require the affirmative vote of the holders of a majority of the shares (including both TRW Common and Serial Preference Stock II) represented and voting on this proposal at the annual meeting.

         THE DIRECTORS RECOMMEND A VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE DIRECTORS WILL BE VOTED FOR THIS PROPOSAL, UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the accounting firm of Ernst & Young LLP has been appointed by the Directors, subject to shareholder ratification, to continue to serve as the Company's independent auditors for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Company's independent auditors for more than 90 years and is considered to be highly qualified. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement and to be available to respond to questions.

         THE DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.


                       COMPENSATION OF EXECUTIVE OFFICERS

  REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON THE COMPENSATION OF
          THE CHIEF EXECUTIVE OFFICER AND ALL OTHER EXECUTIVE OFFICERS

         The Compensation and Stock Option Committee (the "Compensation Committee") of the Company determines the compensation of all executive officers of the Company, including Joseph T. Gorman, Chairman of the Board and Chief Executive Officer of the Company. Compensation decisions for all executive officers of the Company are based on the Company's executive compensation philosophy. This compensation philosophy has five primary principles: (i) link executive compensation to the creation of sustainable increases in shareholders' value; (ii) provide executive compensation rewards contingent upon organizational performance; (iii) differentiate compensation based on individual executive contribution; (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team.

         To implement this philosophy, the Compensation Committee has structured executive compensation programs with three primary components --- annual salary, yearly performance bonus and stock-based incentive programs, which include stock option grants and strategic incentive grants. Certain compensation plans are structured to focus on the long-term performance of the Company even though such long-term steps may not have near-term positive ramifications. Variable at-risk compensation, both annual and long-term, is a significant percentage of total executive compensation --- the higher the position of the executive, the greater the percentage of at-risk compensation. Stock-based incentives, designed to link shareholder and executive interests and to encourage stock ownership by executives, form a significant component of the total executive compensation package.

ANNUAL SALARY AND YEARLY PERFORMANCE BONUS

         The Compensation Committee determines the annual salary and yearly target performance bonus percentage of each executive officer based on the level of duties and responsibilities of the executive officer, the executive officer's experience and prior performance, and industry practices.

         Salaries are reviewed annually by the Compensation Committee and are increased only when warranted by the financial performance of the Company in both absolute and relative terms, executive performance and/or competitive practices. The yearly performance bonus is based upon the following factors, all of which are relative to the target performance level established for the executive officer: (i) the executive officer's performance against individual goals; (ii) the performance of the executive officer's unit within the Company against that unit's goals; and (iii) the performance of the Company against Company goals. The threshold, target and maximum performance levels for each such goal are established in the discretion of the Compensation Committee.

         Goals vary from year to year and from unit to unit and, with regard to executive officers, include both quantitative and qualitative factors. The quantitative goals evaluated by the Compensation Committee in fixing the actual 1996 bonuses were based on specific profit targets, return-on-assets-employed targets and cash flow targets, in each case applicable to the Company and, where appropriate, the executive's unit. The qualitative goals for 1996 bonuses were based on business infrastructure and core capabilities (which include asset management, cost reduction, quality, continuous process improvement, technology management and innovation, productivity, and employee satisfaction), strategic positioning and business development, customer satisfaction, staff functional goals, legal and ethical conduct, teamwork and collaboration, and diversity. The relative importance of these quantitative and qualitative goals may vary from executive officer to executive officer. At the beginning of each year, the Compensation Committee reviews and weighs the goals of each executive officer. However, these specific weights provide only compensation guidelines, and the annual bonus for the executive officer is not necessarily the bonus that would be dictated by strict adherence to the goal weighting.

STOCK-BASED INCENTIVE PROGRAMS

         Stock Option Grants. In order to focus employees on the long-term performance of the Company, the Company has long maintained stock option plans for certain managerial and professional employees, including all executive officers. In 1996, over 600 employees were granted stock options. The Compensation Committee fixes the terms and the size of the grants of stock options to all recipients, including all executive officers. Options currently granted become exercisable at a rate of 33-1/3 percent per year for each full year of continuous employment with the Company after the date of grant, and have an exercise price of not less than the fair market value of TRW Common on the date of grant.

         In connection with the 1996 stock option process, the Compensation Committee primarily determined the guidelines for the number of shares underlying stock options granted to an executive officer based upon the total amount of long-term compensation payable to the executive officer in relation to market practices concerning total compensation and the mix of long-term compensation components that the Compensation Committee believed in its discretion were appropriate for such officer. In addition, stock option grants were based primarily upon the Compensation Committee's evaluation of each executive officer's anticipated contribution to the Company, the executive officer's responsibilities, duties, performance and experience and, secondarily, to prior grants made to such executive officer.

         Strategic Incentive Grants. In April 1994, the Company made strategic incentive grant awards ("SIGs") under the 1994 TRW Long-Term Incentive Plan to executive officers. The SIGs consist of performance share rights pursuant to which the grantees are entitled to receive shares of TRW Common in the event that certain returns on assets employed are achieved for each of the four years from 1994 through 1997. Although the SIGs extend over a four-year period, the SIGs awarded in 1994 provide for annual payouts of a percentage of the total SIG award based on actual performance when compared to annual return-on-assets-employed milestone goals set for the executive officer's unit and/or the Company as a whole. Because the SIGs require continuous and increasingly improving financial performance in successive grant years for annual payments in such successive grant years to be made, the Compensation Committee believes that SIGs promote a long-term focus on the profitability of the Company and the executive officer's unit within the Company. However, in accordance with the regulations of the Securities and Exchange Commission, the SIG payouts are deemed annual payments and are consequently disclosed under the "Bonus" column of the Summary Compensation Table. The dollar amounts included in the "Bonus" column, therefore, are comprised of the yearly performance bonus, described above, and the SIG payouts (the stock component of which is valued based on the fair market value of TRW Common on the date of payout).

         As was the case with stock options, the Compensation Committee primarily determined the guidelines for the SIGs awarded to each executive officer based upon the total amount of compensation payable to the executive officer in relation to market practices concerning total compensation and the mix of long-term compensation components that the Compensation Committee believed in its discretion were appropriate for such executive officer. The mix of long-term compensation components awarded to each executive officer was determined in the discretion of the Compensation Committee without utilizing a specific formula. Specific SIG awards were based primarily upon the Compensation Committee's evaluation of each executive officer's anticipated contribution to the Company, the executive officer's responsibilities, duties, performance and experience.

         Stock Ownership Guidelines. The Company has adopted stock ownership guidelines for its senior executives to reinforce the relationship of individual rewards to the long-term performance of the Company and to insure clear alignment of the executives' interests with those of the shareholders. In general, senior executives will be expected to hold a number of shares equal to certain multiples of their annual salary, ranging from 1.5 times annual salary to 6 times annual salary for the Chief Executive Officer. Senior executives who are not currently holding shares at the guideline level will be expected to do so generally within five years.

COMPENSATION SURVEY DATA

         Regularly, the Compensation Committee reviews comparable company information in order to establish the general guidelines for executive officer compensation. Based on such information to the extent that it is available, the Compensation Committee considers each executive officer's salary and target performance bonus at the 60th percentile of the comparable company information and the target long-term compensation at the 75th percentile of such comparable company information. Once the Compensation Committee has formulated such general compensation information, an individual executive compensation package is tailored to each executive officer, based on his or her responsibilities, duties, performance and experience.

         Since the Company operates in two discrete industries, the comparable company information used varies from executive to executive. The compensation of executive officers who manage business operations is compared to compensation information of corporations in similar industries, when it is available. The short-term compensation of Company headquarters staff executives and the Chief Executive Officer and the President is compared to compensation information from a 41-company, multi-industry group, and the long-term compensation of such executives is compared to compensation information from a 40-company, multi-industry group. Each of these multi-industry groups is compiled by an independent compensation consultant and is not limited to any particular manufacturing business. Consequently, the corporations to which executive officer compensation is compared are not necessarily the same as those in the Peer Industry Group set forth in "Comparison of Five-Year Cumulative Total Return of TRW Inc., S&P 500 Index and Peer Industry Group."

COMPENSATION OF JOSEPH T. GORMAN, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

         Joseph T. Gorman has served as Chairman of the Board and Chief Executive Officer ("CEO") of the Company since December 1988. During Mr. Gorman's tenure as Chairman, sales, earnings and the price of TRW Common have increased substantially. The Compensation Committee believes that Mr. Gorman's strong leadership of the Company has contributed significantly to the long-term growth in shareholder value.

         As is the case with the other executive officers of the Company, the Compensation Committee looks periodically to the comparable company information described above to establish the general guidelines for CEO compensation. Once the Compensation Committee has reviewed comparable company information, it determines the CEO's salary and bonus, as well as the size of his stock option grant and SIG award, basing its determinations on its review of the financial performance of the Company, including profit levels, Mr. Gorman's performance as Chairman and CEO, his importance to the Company and his implementation of the Company's strategic goals. While the Compensation Committee reviews all these factors, no specific weight is assigned to any particular factor (except in the case of the yearly performance bonus as described below), and Mr. Gorman's total compensation is not established pursuant to a fixed formula. The mix of the various short-term and long-term compensation components is determined in the discretion of the Compensation Committee, based on competitive factors and what the Compensation Committee determines will best align the interests of the CEO with the shareholder. The Compensation Committee attempts to maintain a high proportion of Mr. Gorman's compensation as being "at-risk" compensation. Currently, more than 75 percent of Mr. Gorman's compensation at target is not firmly fixed until after performance has been reviewed and evaluated.

         In February 1996, the Compensation Committee set Mr. Gorman's salary for 1996 at $1,080,000, a 6.5 percent increase over his 1995 salary. The salary increase was due in part to Mr. Gorman's leadership in sustaining high levels of performance, his role in exceeding the quantitative and qualitative goals described above and the relationship of his salary and total compensation to comparable companies. While the Compensation Committee reviewed all of these factors in determining Mr. Gorman's salary, no specific weights were placed on any of the factors, and the salary increase process was not tied to specific performance goal attainment.

         Based on competitive market information, the Compensation Committee established Mr. Gorman's target performance bonus for 1996 at 60 percent of his salary. In February 1997, Mr. Gorman received for 1996 a performance bonus of $________, which is approximately ___ percent of his 1996 salary. Mr. Gorman's 1996 performance bonus was based on the same quantitative and qualitative goals described above in "Annual Salary and Yearly Performance Bonus." In establishing the general guidelines for the 1996 performance bonus, the Compensation Committee weighted those goals as follows: TRW profit goals - 25 percent; TRW return-on-assets-employed goals - 20 percent; TRW cash flow goals - 15 percent; business infrastructure and core capabilities goals - 10 percent; strategic positioning and business development goals - 10 percent; customer satisfaction goals - 10 percent; and Company Staff functional goals - 5 percent. Mr. Gorman's overall performance and his performance with regard to the above goals have been evaluated by the Compensation Committee to be greater than target. In 1996, the Company experienced record revenues and profits. As indicated above, the specific quantitative and qualitative goals provided the Compensation Committee with general guidelines for the amount of Mr. Gorman's bonus, and the final bonus amount was adjusted by the Compensation Committee to reflect its subjective determination of Mr. Gorman's performance as Chairman and CEO in 1996.

         Mr. Gorman's stock option grant of 85,000 shares in 1996 (170,000 shares post-split) was structured as an annual grant. His 1994 SIG award is structured as a four-year grant with target payout of 60,000 shares of TRW Common over the four-year term. His 1996 SIG payout is tied by formula to the return on assets employed earned by the Company in 1996.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

         The Omnibus Budget Reconciliation Act of 1993 mandates that certain compensation in excess of $1 million paid annually by a public company to certain executive officers is not deductible for federal tax purposes. The Company's policy is to utilize legally available tax deductions whenever appropriate, and the Compensation Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation. At the 1994 Annual Meeting of Shareholders, the Company, therefore, sought and obtained the shareholder approval necessary to have stock options granted pursuant to the 1994 TRW Long-Term Incentive Plan qualify for federal tax deductibility. The proposed 1997 TRW Long-Term Incentive Plan is designed so that awards made under the Plan will be eligible to meet the requirements of Section 162(m). It is the Compensation

Committee's intent to preserve the deductibility of compensation and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

BY:      THE TRW INC. COMPENSATION AND STOCK OPTION COMMITTEE

William S. Kiser, Chair             Carl H. Hahn          David Baker Lewis
Martin Feldstein                    Karen N. Horn         John D. Ong


SUMMARY COMPENSATION INFORMATION

         The following Summary Compensation Table sets forth certain compensation information for the Chief Executive Officer and the other four highest-paid executive officers in the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                              ANNUAL COMPENSATION                        AWARDS
                           --------------------------------------------------------- -------------
                                                                           OTHER      SECURITIES
                                                                        ANNUAL COM-   UNDERLYING   ALL OTHER
         NAME AND                                                        PENSATION      OPTIONS    COMPEN-
    PRINCIPAL POSITION         YEAR         SALARY        BONUS (1)         (2)         (#) (3)    SATION (4)
    ------------------         ----         ------        ---------         ---         -------    ----------

J. T. Gorman, Chairman of      1996        $1,074,500     $3,902,000    $______         170,000        $______
   the Board and Chief         1995         1,007,417      3,808,400     77,099         140,000         73,930
   Executive Officer           1994           932,083      3,071,050     68,335         130,000         58,590

P. S. Hellman, President       1996           545,833      2,209,875     _____           50,000         ______
   and Chief Operating         1995           495,833      2,115,950       --            40,000         35,115
   Officer                     1994           429,167      1,654,438       --            40,000         22,308

T. W. Hannemann,               1996           357,500      1,316,400      _____           24,000         ______
   Executive Vice              1995           330,000      1,242,400       --            18,000         23,746
   President and General       1994           315,000        924,223       --            20,000         19,681
   Manager, Space &
   Electronics Group

M. A. Coyle, Executive         1996           345,000      1,242,500      _____          24,000         ______
   Vice President,             1995           343,750      1,215,800       --            18,000         25,043
   General Counsel and         1994           329,167        984,150       --            20,000         20,601
   Secretary

H. V. Knicely, Executive       1996           345,000      1,242,500      _____          24,000          _____
   Vice President, Human       1995           328,750      1,201,200       --            18,000         21,217
   Resources and               1994           314,167        968,850       --            20,000         16,839
   Communications

----------------------
   (1) The dollar amounts included in this column are comprised of the (i) yearly performance bonus which is paid in February of the year following the year to which it relates and (ii) payouts made pursuant to the Company's strategic incentive grants (the "SIGs") under the 1994 TRW Long-Term Incentive Plan. The SIGs are four-year grants, pursuant to which annual payments are made based on continuous and increasing return-on-assets-employed goals established at the time of grant. However, in accordance with the regulations of the Securities and Exchange Commission, the SIG payouts are deemed annual compensation and are consequently disclosed under the "Bonus" column of the Summary Compensation Table.

   The amounts set forth in the "Bonus" column for 1996, 1995 and 1994 include the following amounts attributable to the yearly performance bonus and SIG payouts: J. T. Gorman - (1996 - $894,500 [bonus] and $3,007,500 [SIG];
   1995 - $1,170,200 [bonus] and $2,638,200 [SIG]; and 1994 - $1,132,300 [bonus]
   and $1,938,750 [SIG]; P. S. Hellman - (1996 - $455,500 [bonus] and
   $1,754,375 [SIG]; 1995 - $577,000 [bonus] and $1,538,950 [SIG]; and 1994 -
   $523,500 [bonus] and $1,130,938 [SIG]; T. W. Hannemann - (1996 - $313,900
   [bonus] and $1,002,500 [SIG]; 1995 - $363,000 [bonus] and $879,400 [SIG];
   and 1994 - $308,400 [bonus] and $615,823 [SIG]; M. A. Coyle - (1996 -
   $240,000 [bonus] and $1,002,500 [SIG]; 1995 - $336,400 [bonus] and $879,400
   [SIG]; and 1994 - $337,900 [bonus] and $646,250 [SIG]; and H. V. Knicely -
   (1996 - $240,000 [bonus] and $1,002,500 [SIG]; 1995 - $321,800 [bonus] and
   $879,400 [SIG]; and 1994 - $322,600 [bonus] and $646,250 [SIG]. Payments under the SIGs are made in shares of TRW Common or, if performance exceeds target, a combination of shares of TRW Common and cash, unless the Compensation and Stock Option Committee determines to pay the excess over target in shares of TRW Common. Any stock portion of a SIG payout is valued based on the fair market value of TRW Common on the date of payment.

   (2) Other Annual Compensation for 1996 includes: UPDATE FOR MR. GORMAN, $_______ RELATING TO PERSONAL USE OF COMPANY AIRCRAFT AND $______ RELATING TO AUTOMOBILE ALLOWANCE.

   (3) The number of securities underlying options has been adjusted to reflect the two-for-one stock split, effected in the form of a stock dividend, declared by the Directors on October 23, 1996.

   (4) Amounts disclosed in this column reflect the following Company matching contributions on behalf of the named executives with regard to The TRW Employee Stock Ownership and Stock Savings Plan and other nonqualified plans: J. T. Gorman -- $67,341; P. S. Hellman -- $33,685; T. W. Hannemann -- $20,142; M. A. Coyle -- $17,550; and H. V. Knicely -- $17,550. This column also includes the following additional imputed life insurance costs for each of the named executives: J. T. Gorman -- $_____; P. S. Hellman -- $_____;
   T. W. Hannemann -- $_____; M. A. Coyle -- $_____; and H. V. Knicely -- $_______. The Company also incurred a net excess cost of $_____ on behalf of each named executive in connection with an executive health insurance plan. Finally, included in this column is the premium paid by the Company on behalf of each of the named executives with respect to split-dollar life insurance agreements entered into in 1996 (see "Change in Control Agreements and Other Compensatory Arrangements"). Those premiums are as follows: J. T. Gorman -- $_______; P. S. Hellman -- $_______; T. W. Hannemann -- $_______;
   M. A. Coyle -- $______; and H. V. Knicely -- $_______.

OPTION GRANTS IN 1996

         The following sets forth information concerning the grant of stock options to the Chief Executive Officer and the other four highest-paid executive officers in 1996.


                                              PERCENT OF
                            NUMBER OF           TOTAL
                            SECURITIES         OPTIONS
                            UNDERLYING        GRANTED TO      EXERCISE
                             OPTIONS         EMPLOYEES IN     OR BASE                              GRANT DATE
         NAME                GRANTED (#)(1)   FISCAL YR.       PRICE (1)   EXPIRATION DATE      PRESENT VALUE (2)
         ----                --------------   ----------       ---------   ---------------      -----------------
J. T. Gorman                  170,000           9.9%           $43.97        02/06/2006             $3,211,300
P. S. Hellman                  50,000           2.9%           $43.97        02/06/2006                944,500
T. W. Hannemann                24,000           1.4%           $43.97        02/06/2006                453,360
M. A. Coyle                    24,000           1.4%           $43.97        02/06/2006                453,360
H. V. Knicely                  24,000           1.4%           $43.97        02/06/2006                453,360

   ---------------------

   (1) The indicated options were granted pursuant to the 1994 TRW Long-Term Incentive Plan. The options were granted at the fair market price of TRW Common on February 7, 1996, have 10-year terms and become exercisable in equal annual increments over a three-year period. Vesting of the options is accelerated by the occurrence of a change in control (see "Change in Control Agreements and Other Compensatory Arrangements"). Vested options must be exercised within 90 days of termination of employment to the extent that the grantee's employment is terminated prior to age 55 (other than by death or disability). The number of securities underlying options granted has been doubled and the exercise price halved as a result of the two-for-one stock split, effected in the form of a stock dividend, declared by the Directors on October 23, 1996.

   (2) The Grant Date Present Value was calculated using the Black-Scholes valuation model, assuming a volatility rate of 20 percent, a risk-free rate of return of 5.43 percent, a dividend yield of 2.84 percent, a projected time of exercise of six years, and a projected risk of forfeiture of 5.4 percent. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of TRW Common relative to the exercise price per share of the stock option at the time of exercise. There is no assurance that the hypothetical grant date present values of the stock options reflected in this table will actually be realized.

STOCK OPTION EXERCISES

         The following table sets forth information concerning stock option exercises by the Chief Executive Officer and the other four highest-paid executive officers in 1996 and the value of in-the-money options held by those individuals on December 31, 1996. No stock appreciation rights ("SARs") have been granted to, or are currently held by, the named executive officers. The value of in-the-money options (i.e., options in which the fair market value of TRW Common exceeds the exercise price of the options) is based on the difference between the exercise price of the options and the closing price of TRW Common on December 31, 1996, which was $49.50. The value realized on exercised options is based on the difference between the exercise price for the options and the closing price of TRW Common on the date of exercise.


                                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                   AND FISCAL YEAR-END OPTION VALUES
                         -------------------------------------------------------------------------------------
                                                           NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                           SHARES                          OPTIONS AT FY-END (#)        IN-THE-MONEY OPTIONS
                         ACQUIRED ON                          EXERCISABLE/              AT FY-END EXERCISABLE/
    NAME                 EXERCISE (#)    VALUE REALIZED      UNEXERCISABLE                UNEXERCISABLE
    ----                 ------------    --------------    ----------------------      -----------------------

J. T. Gorman                      0             N/A        650,570     306,668      $15,883,316    $3,264,473
P. S. Hellman                     0             N/A        155,999      90,001        3,869,950       956,450
T. W. Hannemann              10,800        $209,250        123,333      42,667        3,165,771       449,779
M. A. Coyle                  18,000         280,665        177,711      42,667        4,586,981       449,779
H. V. Knicely                22,180         402,943        169,333      42,667        4,362,141       449,779

PENSION PLAN INFORMATION

     The Company maintains pension plans for most of its domestic employees. All executive officers are currently covered by the Company's salaried pension plans. The pension plans would provide the estimated retirement benefits set forth in the table below, expressed as annual amounts payable in a single-life annuity based upon the employee's retirement at or after age 60. Retirement benefits are reduced after the retiree reaches age 62 to reflect certain Social Security benefits paid by the Company on behalf of its employees. Participants in the salaried pension plan who have satisfied the age and service requirements may elect, as an alternative to the single-life annuity, joint and survivor, 10-year certain or lump sum forms of payment. Annual installments are available under the nonqualified plans.


                                                 ESTIMATED RETIREMENT BENEFITS

              AVERAGE                                         YEARS OF SERVICE
         COMPENSATION      --------------------------------------------------------------------------------------
                 RATE            15                  20              25                30                 35
         ----------------  ---------------    ---------------   -------------    ---------------     ------------

              $200,000          $45,000        $   60,000        $   75,000       $   90,000          $ 105,000
               400,000           90,000           120,000           150,000          180,000            210,000
               600,000          135,000           180,000           225,000          270,000            315,000
               800,000          180,000           240,000           300,000          360,000            420,000
             1,000,000          225,000           300,000           375,000          450,000            525,000
             1,200,000          270,000           360,000           450,000          540,000            630,000
             1,400,000          315,000           420,000           525,000          630,000            735,000
             1,600,000          360,000           480,000           600,000          720,000            840,000
             1,800,000          405,000           540,000           675,000          810,000            945,000
             2,000,000          450,000           600,000           750,000          900,000          1,050,000
             2,200,000          495,000           660,000           825,000          990,000          1,155,000

     Retirement benefits under the Company's salaried pension plans are calculated using the participant's average monthly compensation during the five consecutive years that would yield the highest such average. Compensation for pension purposes is based on the participant's salary (the first column of the Summary Compensation Table) and performance-related bonus (the second column of the Summary Compensation Table less that portion of such column attributable to payouts under strategic incentive grants) actually paid during a given year. The years of service completed by the Chief Executive Officer and each of the other four named executives are as follows: J. T. Gorman (age 59) -- 29 years of service; P. S. Hellman (age 47) -- 8 years of service; T. W. Hannemann (age 54)
-- 27   years of service; M. A. Coyle (age 55) -- 24 years of service; and H. V.
Knicely (age 61) -- 18 years of service.

     For years after 1988 through 1993, compensation for purposes of qualified pension plans is limited to a maximum of $200,000 per year (increased by annual cost-of-living adjustments). For years 1994 through 1996, compensation for the purposes of qualified pension plans is limited to a maximum of $150,000 per year. For 1997, the compensation limit for qualified pension plans is $160,000.) To the extent the benefits set forth above exceed the limitations applicable to the tax-qualified salaried pension plan by virtue of the federal tax laws, benefits will be paid to such employees, including all executive officers, pursuant to nonqualified, supplemental plans.

CHANGE IN CONTROL AGREEMENTS AND OTHER COMPENSATORY ARRANGEMENTS

         The Company has entered into agreements with each of its current executive officers, including each person named in the Summary Compensation Table and certain other key employees. These agreements are designed generally to assure continued management in the event of a change in control of the Company and are operative only if a change in control occurs. The agreements are intended to continue compensation and benefits comparable to those in effect prior to any change in control.

         The agreements provide that, following a change in control, the officer will be employed by the Company for a period of three years (the "Employment Period"). During the Employment Period, the officer will be entitled to receive an annual base salary and to continue participation in employee benefit plans at levels not less than those in effect prior to the change in control. The incentive portion of the officer's compensation will equal the highest incentive award paid to the officer for any of three calendar years preceding the change in control. If the officer's employment were to be terminated by the Company during the Employment Period for reasons other than disability or cause, or by the officer for reasons relating to changed circumstances or during the 60-day period immediately following the first anniversary of the occurrence of a change of control, the officer would be entitled to receive a severance payment equal to the net present value of (i) the salary and incentive pay that the officer would have received under the agreement for the remainder of the Employment Period or two years, whichever is longer (the "Remaining Period"), and (ii) the employee benefits (other than employee welfare benefits and stock options and similar compensatory benefits) that the officer would have received for the Remaining Period, including under the Company's retirement plans, assuming vesting. The Company would also provide the officer with health insurance and similar welfare benefits for the Remaining Period, subject to reduction for comparable welfare benefits received in subsequent employment. If any payments (including payments under the agreement) to the officer were determined to be "excess parachute payments" under the Internal Revenue Code, the officer would be entitled to receive an additional payment (net of income taxes) to compensate the officer for the excise tax imposed by the Internal Revenue Code on such payments. The agreements also provide that the Company would reimburse the officer for costs of enforcement.

         For purposes of the agreements, as well as the Company's stock option grants, a change in control is defined as a change occurring (a) by virtue of certain mergers or consolidations or sale or transfer of assets by the Company to another corporation or (b) by virtue of a change in the majority of the Directors of the Company during any two-year period unless the election of each new Director was approved by a two-thirds vote of the Directors in office at the beginning of such period or (c) through the acquisition of shares representing 20 percent or more of the voting power of the Company or (d) through any other change in control reported in any filing with the Securities and Exchange Commission; provided, however, that no change in control is deemed to have occurred by the acquisition of shares, or any report of such acquisition, by the Company, a subsidiary of the Company or a Company-sponsored employee benefit plan.

         The Company also has entered into split-dollar life insurance agreements with certain key executive officers, including each of the persons named in the Summary Compensation Table. Under the split-dollar agreements, the Company owns, and pays the premiums on, the life insurance policies and the executive has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to the Company as a recovery of its investment. Upon a change of control, ownership of the policies will transfer to an irrevocable trust, and the Company will be required to fund the trust with sufficient assets to pay future premiums on the policies.


          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF TRW INC.,
                      S&P 500 INDEX AND PEER INDUSTRY GROUP

         The chart below compares the five-year cumulative total return on TRW Common with that of the S&P 500 Index and a peer industry group. This graph assumes $100 was invested on December 31, 1991 in each of TRW Common, the S&P 500 Index and a peer group index. The peer industry group is composed of an automotive segment and a space and defense segment, reflecting the Company's two industry segments. The automotive segment is represented by the average of two published indices, the Dow Jones Transportation Equipment Index and the Dow Jones Auto Parts and Equipment (excluding Tire and Rubber) Index. The space and defense segment is represented by the Dow Jones Aerospace and Defense Index. The two segments are weighted according to the relative annual revenues of the Company's automotive and space and defense segments. Cumulative total return assumes the reinvestment of dividends.

          TRW       S & P 500           Peer Group
          ---       ---------           ----------
1991     $100          $100                $100

1992     $142          $108                $118

1993     $176          $118                $153

1994     $173          $120                $146

1995     $209          $165                $192

1996     $273          $203                $244


                                     GENERAL

SOLICITATION OF PROXIES

         The enclosed proxy is being solicited by the Directors of the Company, and the cost of the solicitation will be paid by the Company.

         The Company has retained Georgeson & Co. of New York City to aid in the solicitation of proxies. The anticipated cost of their services is $________ plus disbursements. Solicitations may be made by personal interview, mail, telephone and telegram, and it is anticipated that such solicitations will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by such persons. In addition, certain officers and other employees of the Company may, by telephone, telegram, letter or personal interview, request the return of proxies.

OUTSTANDING SECURITIES

         Holders of TRW Common and Serial Preference Stock II of record at the close of business on February 14, 1997 are the only shareholders entitled to notice of, and to vote at, the meeting. At the close of business on that date, there were issued and outstanding ______________ shares of TRW Common, _______ shares of Serial Preference Stock II (Series 1) and _______ shares of Serial Preference Stock II (Series 3), each of which shares entitles the holder thereof to one vote.

         To the knowledge of the Company, except as set forth below, no person beneficially owns more than five percent of any class of the Company's voting stock. The following table presents information as of December 31, 1996 derived from Schedules 13G filed with the Securities and Exchange Commission by persons beneficially owning more than five percent of TRW Common:

                                                                                NO. OF SHARES AND
                                                                                NATURE OF BENEFICIAL    PERCENT OF
Name and Address of Beneficial Owner                                             OWNERSHIP (1)          CLASS
------------------------------------                                             -------------          -----
The TRW Employee Stock Ownership and Stock Savings Plan                           20,958,676(2)          16.6%
   1900 Richmond Road
   Cleveland, Ohio  44124


Putnam Investments, Inc.                                                          _________ (3)          ____
   One Post Office Square
   Boston, Massachusetts  02109

----------------------
 (1) Each beneficial owner listed in the table certified in its Schedule 13G that, to the best of its knowledge and belief, the TRW Common beneficially owned by it was acquired in the ordinary course of business and not for the purpose of changing or influencing control of the Company. Shares set forth in this column are post-split shares.

 (2) Bankers Trust New York Corporation ("BTCorp."), its wholly-owned subsidiary Bankers Trust Company (the "Bank"), and its indirectly wholly-owned subsidiary BT Variable, Inc. ("BT"), (together "Bankers Trust"), 280 Park Avenue, New York, New York 10017, have indicated that, as of December 31, 1996, the Bank was the record owner of __________ shares of TRW Common held by the Bank as trustee of The TRW Employee Stock Ownership and Stock Savings Plan, as to which the Bank disclaims beneficial ownership. In addition, Bankers Trust has reported an aggregate beneficial ownership of _________ shares of TRW Common (BTCorp ______ shares, the Bank _________ shares and BT ______ shares). Of the total amount reported beneficially owned by Bankers Trust, BTCorp has sole voting and dispositive power over ______ shares of TRW Common but no shared voting or shared dispositive powers. Of the total amount reported beneficially owned by Bankers Trust, the Bank has sole voting power over ________ shares of TRW Common, shared voting power over _____ shares of TRW Common, sole dispositive power over _________ shares of TRW Common and shared dispositive power over _____ shares of TRW Common. Of the total amount reported beneficially owned by Bankers Trust, BT has shared voting power and sole dispositive power over ______ shares of TRW Common but no sole voting or shared dispositive powers.

 (3) Of the total amount reported beneficially owned by Putnam Investments, Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("PI"), Putnam Investment Management, a wholly-owned, registered investment advisor of PI, has shared dispositive power over _________ shares of

     TRW Common but no sole or shared voting power and no sole dispositive power over any shares of TRW Common reported beneficially owned by PI. The Putnam Advisory Company, Inc., another wholly-owned, registered investment advisor of PI, has shared voting power over ______ shares of TRW Common and shared dispositive power over ______ shares of TRW Common but no sole voting power or sole dispositive power over any shares of TRW Common reported beneficially owned by PI. Marsh & McLennan has no voting or dispositive power of any kind over any of the shares of TRW Common reported beneficially owned by PI.

VOTING

         Any shareholder of the Company may exercise cumulative voting rights for the election of Directors (i) if the shareholder notifies the President, a Vice President or the Secretary of the Company in writing, not less than 48 hours before the time of the meeting, that cumulative voting is being requested, and (ii) if an announcement of such request is made at the beginning of the meeting by the Chairman or Secretary of the Company or by or on behalf of the shareholder making the request. Cumulative voting allows each shareholder to cumulate his or her voting power by (i) casting his or her cumulated votes for one nominee or by (ii) distributing his or her votes (the number of shares held multiplied by the number of Directors to be elected) among two or more nominees. The Company does not currently anticipate that cumulative voting will be requested at the annual meeting. Nevertheless, if cumulative voting is requested, the persons named in the proxy will vote cumulatively the shares represented by the proxy for such of the nominees as they may determine, unless specifically directed otherwise by the shareholder. Of course, no votes represented by proxy will be cumulated or cast for a nominee from whom the shareholder executing the proxy has specifically directed that such votes be withheld.

         The Company's policy on confidential voting provides that no proxy, ballot or voting tabulation that identifies the particular vote of a shareholder will be disclosed to Directors or officers of the Company except (a) as necessary to meet applicable legal requirements, (b) to permit inspectors of election to certify the results of the vote or (c) in a contested proxy election. The policy also provides for confidential treatment of shareholder comments and for an independent inspector of elections to certify the vote and confirm the integrity of the voting process.

SHAREHOLDER PROPOSALS

         Shareholder proposals for consideration at the 1998 Annual Meeting of Shareholders must be submitted in writing to the Company and should be addressed to the attention of the Secretary of the Company at the address set forth on the cover page of this proxy statement. The proposals must be received by the Company on or before November __, 1997.

PROXY REVOCATION

         Please mark, date, sign and return promptly the enclosed proxy whether or not you expect to attend the meeting. A return, postage-paid envelope is enclosed for your convenience. You may revoke your proxy by a later-dated proxy received by the Company, by giving notice of revocation to the Company in writing, or by attending the meeting and withdrawing the proxy. Attendance at the meeting will not in and of itself revoke a proxy.

                                  OTHER MATTERS

         The Directors do not know of any other matters that are to be presented at the meeting. Should any other matter requiring a vote of the shareholders properly come before the meeting, the holders of the proxies will vote your shares with respect to such matter in accordance with their judgment.







                                                 Martin A. Coyle
                                                     Secretary

March __, 1997

                                                                       EXHIBIT A


                        1997 TRW LONG-TERM INCENTIVE PLAN

 1.       PURPOSE.

          The purpose of the 1997 TRW Long-Term Incentive Plan is to enhance the long-term profitability of TRW for the benefit of its shareholders by offering incentives to attract, retain and reward individuals of the highest caliber as employees and Directors, and to assist the Company in meeting and exceeding its business goals.

2.        DEFINITIONS.

          In this Plan, except where the context otherwise indicates, the following definitions apply:

          (a) Code. The United States Internal Revenue Code of 1986, as amended.

          (b) Committee. A Committee of at least three Directors, appointed by the Directors from among their members, to take action under the Plan. The Directors may appoint one or more persons as alternate members of the Committee, who may take the place of any absent member or members at any meeting of such Committee.

          (c) Company. TRW Inc., an Ohio corporation, and its subsidiaries and affiliated companies.

          (d)  Directors. The Directors of TRW Inc.

          (e) Fair Market Value. The average of the high and low sales prices of a Share on the date of exercise on the New York Stock Exchange Composite Transactions Listing as reported in the Midwest edition of The Wall Street Journal (or if there are no sales on such date, then the closing sale price on such Listing on the nearest date before the date of exercise).

          (f) Grant. A grant made under the Plan by the Committee to a Participant in the form of an Option, Stock Appreciation Right, Other Stock-Based Grant or any combination of such Grants.

          (g) ISO. An incentive stock option within the meaning of Section 422 of the Code.

          (h) Non-Employee Director. A Director who is not an officer or employee of the Company or any of its parent or subsidiary corporations at an applicable date of Grant.

          (i) Option. A Grant made by the Committee in the form of an option to purchase Shares pursuant to Section 6.

          (j) Other Stock-Based Grant. A Grant made pursuant to Section 8 that is valued in whole or in part by reference to, or is otherwise based on, Shares.

          (k) Participant. Any employee of the Company or Non-Employee Director of the Company to whom a Grant is made, including any former employee or Non-Employee Director who still holds a Grant.

          (l) Performance Period. The period, not to exceed five successive years, specified by the terms of the Grant during which specified performance criteria are to be measured.

         (m)  Plan. The 1997 TRW Long-Term Incentive Plan.

         (n) Share. A share of Common Stock of the Company, $0.625 par value, issued and reacquired by the Company or previously authorized but unissued.

         (o) Stock Appreciation Right. A right granted by the Committee, pursuant to Section 7, to a Participant (i) in conjunction with all or any part or in replacement of any Option granted under the Plan which entitles the Participant, upon exercise of such right, to surrender such Option, or any part thereof, and to receive a payment equal to the difference between the Fair Market Value, on the date of such exercise, of the Shares covered by such Option, or part thereof, and the exercise price of such Shares pursuant to the Option (a tandem stock appreciation right) or (ii) separate and apart from any Option, which entitles the Participant, upon exercise of such right, to receive a payment measured by the increase in the Fair Market Value of a number of Shares designated by such right from the date of grant of such right to the date on which the Participant exercises such right (a freestanding stock appreciation right).

3.       PLAN ADMINISTRATION.

         The Plan shall be administered by the Committee, which shall establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. The Committee's decisions and interpretations with respect to the Plan shall be final and conclusive. The Committee may act by resolution, through the adoption of regulations, or in any other manner permitted by law.

4.       SHARE LIMITATIONS.

         The number of Shares issued or transferred by the Company in payment and upon exercise of Grants shall not exceed ________ [4.99% of the outstanding Shares as of the record date for the annual meeting] Shares, subject to adjustments authorized by Section 5 of the Plan. Shares issued pursuant to a Grant that are forfeited, surrendered, canceled or settled without the delivery of Shares shall again be available for grant. Notwithstanding the foregoing, the following additional limitations shall apply, subject to the adjustments authorized by Section 5 of the Plan:

         (a) The maximum number of Shares underlying Other Stock-Based Grants that may be issued pursuant to Section 8 of the Plan is (i) 2,000,000 to all Participants, and (ii) 500,000 to an individual Participant over any Performance Period.

         (b) The maximum number of Shares underlying Options or Stock Appreciation Rights that may be issued pursuant to Sections 6 and 7 to an individual Participant during any calendar-year period is 500,000; provided, however, that in any year in which less than the maximum number of Options or Stock Appreciation Rights is issued, the balance of unused Shares shall be added to the limitation in subsequent years.

         (c) The maximum number of Shares underlying ISO's that may be issued pursuant to Section 6 of the Plan is 500,000.

5.       ADJUSTMENTS.

         The Committee may make or provide for such adjustments in the number or kind of Shares or other securities available for or covered by Grants, and the purchase price per Share, if any, under such Grants, as the Committee, in its sole discretion, may determine is equitably required as the result of (a) any change in the number or kind of outstanding Shares or of other securities into which such Shares shall have been changed or for which they shall have been exchanged,

              (b) any reorganization or change in the capital structure of the Company, (c) any spin-off or other distribution of assets of the Company to its shareholders, or (d) any other corporate transaction or event having an effect similar to any of the foregoing.

6.        OPTIONS.

          Options may be granted by the Committee from time to time as an ISO or other stock option, to purchase Shares on terms and conditions determined by the Committee, including the following:

          (a) The exercise price shall be not less than the Fair Market Value of the Shares covered by the Option on the date of Grant.

          (b)  Each Option may provide for related Stock Appreciation Rights.

          (c) The Committee shall, in its sole discretion, determine the form of consideration (including, without limitation, cash, Shares or other securities or other property, or any combination thereof) which may be accepted in payment of the purchase price of any Option or portion thereof. The value of any Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

          (d) Unless otherwise specified by the Committee to the contrary, an Option, by its terms, shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order and shall be exercisable during the Participant's lifetime only by the Participant. The Committee may, in any manner established by the Committee, provide for the transfer, without payment of consideration, of an Option by a Participant to a member of the Participant's immediate family or to a trust or partnership whose beneficiaries are members of the Participant's immediate family. In such case, the Option shall be exercisable only by such transferee.

7.        STOCK APPRECIATION RIGHTS.

          (a) The Committee may grant to any Participant tandem stock appreciation rights either at the time of grant of an Option or at any time thereafter during the term of an Option, on terms and conditions determined by the Committee.

          (b) The exercise price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted.

          (c) The Committee may grant, from time to time to any Participant, freestanding stock appreciation rights on terms and conditions determined by the Committee.

          (d) The payment to which the grantee of a Stock Appreciation Right is entitled upon exercise thereof may be made in Shares valued at the Fair Market Value on the date of exercise, or in cash or partly in cash and partly in Shares, as the Committee may determine.

8.        OTHER STOCK-BASED GRANTS.

          The Committee may grant, from time to time to any Participant, Other Stock-Based Grants, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee and specified in the Grant. Other Stock-Based Grants to officers shall be made only to the extent that they have performance-related criteria to payout. The Committee may specify such criteria or periods or goals for payment to the Participant as it shall determine, and the extent to which such criteria or periods or goals have been met, shall be conclusively determined by the Committee. Other Stock-Based Grants may be paid in Shares, or other consideration related to

          Shares, in a single payment or in installments as specified by the Grant and may be payable on such dates as determined by the Committee and specified by the Grant. The terms and conditions of Other Stock-Based Grants shall be determined by the Committee.

9.        PERFORMANCE GOALS AND MEASURES.

          In granting the various awards described in Section 8, the Committee will base awards made to any officer of the Company on pre-established performance goals and measures. The criteria used in establishing performance goals may, at the discretion of the Committee, include one or any combination of the following: (a) return on equity, assets, capital or investment; (b) pre-tax or after-tax profit levels expressed in either absolute dollars, earnings per share, or increases of the same; (c) a formula based on return on assets employed less the cost of capital multiplied by average assets employed; (d) sales; (e) stock price; (f) cash flow; or (g) other financial measures.

10.       AMENDMENTS TO THE PLAN.

          The Committee may from time to time amend, modify, suspend or terminate this Plan for any purpose except that (i) no such action shall adversely affect any outstanding Grant without the Participant's consent; (ii) no amendment shall be made without shareholder approval to the extent such approval is necessary to comply with any federal securities law, stock exchange, or other legal or regulatory requirement; and (iii) no amendment shall increase the maximum number of Shares that may be issued under the Plan.

11.       WITHHOLDING TAXES.

          The Company shall have the right to deduct from any cash payment made under this Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares or securities of the Company upon exercise of an Option or Stock Appreciation Right, or upon exercise or settlement of any Other Stock-Based Grant under this Plan, that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Option, Stock Appreciation Right, Performance Share or Other Stock-Based Grant under the Plan may require the Participant, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in Shares.

12.       MISCELLANEOUS.

          (a) Governing Law. The Plan shall be construed and interpreted, and the rights of the Company and all Participants shall be determined, in accordance with the laws of the State of Ohio, without regard to the conflict of law principles thereof.

          (b) Other Compensation Plans. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

                                                                   (TRW LOGO)
     TRW INC. 1997 PROXY

     THIS PROXY IS SOLICITED BY THE DIRECTORS OF TRW INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 1997.

     The undersigned hereby appoints J. T. Gorman, P. S. Hellman and M. A. Coyle, and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to vote as specified all shares that the shareholder named on the reverse side is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1900 Richmond Road, Lyndhurst, Ohio on April 30, 1997, at 8:30 a.m., including any adjournment thereof, as fully as the undersigned could do if personally present, and in their discretion to vote upon all other matters as properly may be brought before such meeting.

     The nominees for Director are J. T. Gorman, P. S. Hellman, K. N. Horn,
     W. S. Kiser and L. M. Martin or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IN ORDER FOR YOUR SHARES TO BE VOTED BY THE PROXIES AT THE ANNUAL MEETING, YOUR PROXY MUST BE COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY BEFORE OR AT THE ANNUAL MEETING ON APRIL 30, 1997.

     (Continued, and to be completed, signed and dated, on the other side)

                              TRW INC. 1997 PROXY
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE. IF YOU DO NOT GIVE DIRECTIONS BY MARKING THE BOXES, YOUR SIGNED PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE NAMED PROXIES UPON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

-------------------------------
DIRECTORS RECOMMEND A VOTE FOR.
-------------------------------

                                 FOR       WITHHOLD
 1. Election of Directors        [ ]         [ ]
   (see other side)

 Instruction: To withhold
 authority to vote for any
 individual nominee, print that
 nominee's name on the
 following line:
-------------------------------
-------------------------------


--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR     AGAINST   ABSTAIN
2. Amendment of the          / /      / /        / /
   Company's Amended
   Articles of Incorpora-
   tion

3. Approval of the 1997      FOR     AGAINST   ABSTAIN
   TRW Long-Term             / /      / /        / /
   Incentive Plan

4. Appointment of            FOR     AGAINST   ABSTAIN
   Independent Auditors      / /      / /        / /


The proxies are authorized to vote in
their discretion upon any other matter
that may come before the meeting.

Signature(s) should agree with name(s)
shown at left. If signing for a
corporation, partnership, estate or
trust or as agent, attorney or fiduciary, title or capacity should be stated.
If shares are held jointly, every holder should sign.


Signature

-------------------------------
Signature

-------------------------------
Date
                           1997
-------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE RETURN
ENVELOPE.


                                                                   (TRW LOGO)

     SOLICITATION BY THE DIRECTORS OF TRW INC.
     1997 CONFIDENTIAL VOTING INSTRUCTIONS

     TO: CO-TRUSTEES UNDER THE TRW EMPLOYEE STOCK OWNERSHIP
      AND STOCK SAVINGS PLAN
      C/O NATIONAL CITY BANK, CLEVELAND, OHIO

     I hereby direct that the voting rights pertaining to shares of stock of TRW Inc. allocated to my account under the above-named plan shall be exercised at the Annual Meeting of Shareholders of TRW Inc. to be held April 30, 1997, and at any adjournment of such meeting, as designated on the other side of this card.

     The nominees for Director are J. T. Gorman, P. S. Hellman, K. N. Horn,
     W. S. Kiser and L. M. Martin or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     I understand that the voting rights will be exercised as directed by the participants in the plan and that all shares for which you have not received any instructions prior to the meeting will be voted in your discretion.

     (Continued, and to be completed, signed and dated, on the other side)

                       TRW INC. 1997 VOTING INSTRUCTIONS
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE.

--------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR       WITHHOLD
 1. Election of Directors    / /         / /
   (see other side)

 Instruction: To withhold authority to vote for any
 individual nominee, print that nominee's name on the
 following line:
--------------------------------------------------------
--------------------------------------------------------

--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR     AGAINST   ABSTAIN
2. Amendment of the          / /      / /        / /
   Company's Amended
   Articles of Incorpora-
   tion

3. Approval of the 1997      FOR     AGAINST   ABSTAIN
   TRW Long-Term             / /      / /        / /
   Incentive Plan

4. Appointment of            FOR     AGAINST   ABSTAIN
   Independent Auditors      / /      / /        / /


Signature should agree with name shown at left.


Signature

-------------------------------

Date
                           1997
-------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THESE INSTRUCTIONS IMMEDIATELY IN THE
RETURN ENVELOPE.


                                                                   (TRW LOGO)

     SOLICITATION BY THE DIRECTORS OF TRW INC.
     1997 CONFIDENTIAL VOTING INSTRUCTIONS

     TO: THE ROYAL TRUST COMPANY
       TRUSTEE UNDER THE TRW CANADA STOCK SAVINGS PLAN

     I hereby direct that the voting rights pertaining to shares of stock of TRW Inc. held by you, as Trustee, and allocated to my account under the above-named plan shall be exercised at the Annual Meeting of Shareholders of TRW Inc. to be held April 30, 1997, and at any adjournment of such meeting, as designated on the other side of this card.

     The nominees for Director are J. T. Gorman, P. S. Hellman, K. N. Horn,
     W. S. Kiser and L. M. Martin or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     I understand that the voting rights will be exercised as directed by the participants in the plan and that all shares for which you have not received any instructions prior to the meeting will be voted in your discretion.

     (Continued, and to be completed, signed and dated, on the other side)

                       TRW INC. 1997 VOTING INSTRUCTIONS
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE.


--------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR       WITHHOLD
 1. Election of Directors    / /         / /
   (see other side)

 Instruction: To withhold authority to vote for any
 individual nominee, print that nominee's name on the
 following line:
--------------------------------------------------------
--------------------------------------------------------

--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR     AGAINST   ABSTAIN
2. Amendment of the          / /      / /        / /
   Company's Amended
   Articles of Incorpora-
   tion

3. Approval of the 1997      FOR     AGAINST   ABSTAIN
   TRW Long-Term             / /      / /        / /
   Incentive Plan

4. Appointment of            FOR     AGAINST   ABSTAIN
   Independent Auditors      / /      / /        / /

Signature should agree with name shown at left.


Signature

-------------------------------

Date
                           1997
-------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THESE INSTRUCTIONS IMMEDIATELY IN THE
RETURN ENVELOPE.


                                                                   (TRW LOGO)

     TRW INC. 1997 PROXY

     THIS PROXY IS SOLICITED BY THE DIRECTORS OF TRW INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 1997.

     The undersigned hereby appoints J. T. Gorman, P. S. Hellman and M. A. Coyle, and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to vote as specified all shares that the shareholder named on the reverse side is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1900 Richmond Road, Lyndhurst, Ohio on April 30, 1997, at 8:30 a.m., including any adjournment thereof, as fully as the undersigned could do if personally present, and in their discretion to vote upon all other matters as properly may be brought before such meeting.

     The nominees for Director are J. T. Gorman, P. S. Hellman, K. N. Horn,
     W. S. Kiser and L. M. Martin or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IN ORDER FOR YOUR SHARES TO BE VOTED BY THE PROXIES AT THE ANNUAL MEETING, YOUR PROXY MUST BE COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY BEFORE OR AT THE ANNUAL MEETING ON APRIL 30, 1997.

     (Continued, and to be completed, signed and dated, on the other side)

                              TRW INC. 1997 PROXY
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE. IF YOU DO NOT GIVE DIRECTIONS BY MARKING THE BOXES, YOUR SIGNED PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES, "FOR" PROPOSAL 2, 3, AND 4, AND IN THE DISCRETION OF THE NAMED PROXIES UPON
ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

--------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR       WITHHOLD
 1. Election of Directors    / /         / /
   (see other side)

 Instruction: To withhold authority to vote for any
 individual nominee, print that nominee's name on the
 following line:
--------------------------------------------------------
--------------------------------------------------------

--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR     AGAINST   ABSTAIN
2. Amendment of the          / /      / /        / /
   Company's Amended
   Articles of Incorpora-
   tion

3. Approval of the 1997      FOR     AGAINST   ABSTAIN
   TRW Long-Term             / /      / /        / /
   Incentive Plan

3. Appointment of            FOR     AGAINST   ABSTAIN
   Independent Auditors      / /      / /        / /

--------------------------------------------------------
The proxies are authorized to vote in their discretion
upon any other matter that may come before the meeting.

Shares of Common Stock
Shares of Serial Preference
Stock II ($4.40 Series 1)
Shares of Serial Preference
Stock II ($4.50 Series 3)

Signature(s) should agree with name(s) shown at left. If signing for a corporation, partnership, estate or trust or as agent, attorney or fiduciary, title or capacity should be stated. If shares are held jointly, every holder should sign.

Signature

-------------------------------

Signature

-------------------------------

Date
                           1997
-------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE RETURN
ENVELOPE.
